UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 17, 2026
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BURFORD CAPITAL LIMITED
(Exact name of registrant as specified in its charter)
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Guernsey	001-39511	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Oak House, Hirzel Street
St. Peter Port
Guernsey GY1 2NP
(Address of principal executive offices) (Zip code)

+44 1481 723 450
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	BUR	New York Stock Exchange
Ordinary shares, no par value	BUR	London Stock Exchange AIM
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2026, Burford Capital Global Finance LLC (the “Issuer”), an indirect, wholly owned subsidiary of Burford Capital Limited (“Burford Capital”), closed its previously announced private offering (the “Private Offering”) of $300 million aggregate principal amount of the Issuer’s 8.000% senior secured notes due 2029 (the “Notes”). The Notes are guaranteed on a senior secured basis by Burford Capital (such guarantee, together with the Notes, the “Securities”), and the Securities are secured on a senior lien basis by substantially all of the assets of the Issuer and by the capital stock of certain subsidiaries of Burford Capital, in each case, subject to certain exceptions.

The Notes were issued pursuant to an indenture, dated as of September 17, 2026 (the “Indenture”), by and among the Issuer, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral agent. The Company intends to use the net proceeds from the Private Offering, together with cash on hand, to redeem in full the Issuer’s 6.250% senior notes due 2028.

The Notes will bear interest at a rate of 8.000% per annum, with interest on the Notes payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2027, to holders of record on the immediately preceding April 1 and October 1, respectively.

Subject to important limitations and exceptions set forth therein, the Indenture limits the ability of Burford Capital and certain of its subsidiaries, among other things, to incur or guarantee additional indebtedness; pay cash dividends or make other cash distributions in respect of, or repurchase or redeem, capital stock or make other restricted payments (including restricted investments); create or incur certain liens; complete certain mergers or consolidations with another company or sell all or substantially all of their assets; enter into transactions with affiliates, in each case, subject to certain exceptions and qualifications set forth in the Indenture; and, only with respect to Burford Capital, conduct, transact or otherwise engage in any material business or operation activities or own any material assets.

The Notes will mature on October 15, 2029. However, the Issuer may redeem the Notes, at its option, in whole or in part, at any time and from time to time prior to their maturity, as described in the Indenture.

Upon the occurrence of certain events defined as constituting a Change of Control Triggering Event (as defined in the Indenture), the Issuer will be required to make an offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof on the date of repurchase, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
    (d)    Exhibits

Exhibit No.	Description

4.1
Indenture, dated as of September 17, 2026, by and among Burford Capital Global Finance LLC, as issuer, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral agent (including as Exhibit A thereto the Form of 8.000% Senior Secured Notes due 2029).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURFORD CAPITAL LIMITED

By:	/s/ Paul Mysliwiec
Name: Paul Mysliwiec
Title: General Counsel

Date: September 17, 2026